Exhibit 99.(8)(90)

DEALER AGREEMENT

Guggenheim Funds Distributors, LLC (the “Distributor”) serves as the principal underwriter for the Guggenheim family of investment companies, including the open-end investment companies (the “Open-End Funds”) and closed-end investment companies (the “Closed-End Funds”) set forth on Schedule A to this Agreement (each, a “Fund” and, collectively, the “Funds”), as such schedule may be amended by notice from time to time. The Distributor and American United Life Insurance Company, and the undersigned Broker Dealer, OneAmerica Securities Inc. (hereinafter refereed to, as applicable, “Dealer”) hereby agree that Dealer will participate in the distribution of shares of the Funds (“Shares”), subject to the terms of this Agreement.

SECTION 1.	TERMS AND CONDITIONS APPLICABLE TO DISTRIBUTION OF THE FUNDS

The following provisions relate to the offer and sale of Shares of the Funds. Unless otherwise noted, references to “Funds” in this Section 1 shall include both Open-End Funds and Closed-End Funds.

a.             Orders

(i)            Dealer agrees to offer and sell Shares of the Funds (including classes thereof) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction and subject to the minimum initial or subsequent investment amount, if any. The procedures relating to all orders and the handling of an order for Shares (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to: (A) the terms of the then- current prospectus and Statement of Additional Information (including any supplements, stickers or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the Securities and Exchange Commission (“SEC”) (collectively, the “Prospectus”); (B) the new account application for each Fund (or, as appropriate, class thereof), as supplemented or amended from time to time; and (C) the Distributor’s written instructions and multiple class pricing procedures and guidelines, if any, as provided to Dealer and as may be amended by Distributor from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

(ii)           The Funds reserve the right to suspend the sale of Shares or to withdraw or limit the offering of Shares at any time and without notice to Dealer and without incurring any liability or obligation to Dealer.

(iii)          In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, the Distributor, any Fund or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer’s own account or as agent on behalf of Dealer’s customers in all transactions in Shares, except as provided in Section 1.b(x) hereof.

(iv)          All orders are subject to acceptance by the Distributor and the Funds in their discretion. The Distributor and the Funds reserve the unqualified right not to accept any order for the purchase or sale of Shares.

(v)           The Distributor agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation (“NSCC”) Fund/SERV Networking program, provided, however, that (A) appropriate documentation thereof and agreements relating thereto, including in particular the standard NSCC Networking Agreement and any other related agreements between the Distributor and Dealer deemed appropriate by the Distributor, are executed by Distributor and Dealer and (B) all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. Both parties further agree that, if the NSCC Fund/SERV Networking program is used to place orders, the standard NSCC Networking Agreement will control insofar as there is any conflict between any provision of this Agreement and the standard NSCC Networking Agreement.

b.             Duties of Dealer

(i)            Dealer agrees to purchase Shares (and enter orders for the purchase of Shares) only from the Distributor or from Dealer’s customers and not from any other sources.

(ii)           Dealer agrees to enter orders for the purchase of Shares only for the purpose of covering purchase orders Dealer has already received from its customers. Dealer further agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that the Distributor will not accept conditional orders for Shares.

(iii)          Dealer agrees to date and time stamp all orders received for the purchase or sale of Shares, and to forward such orders to the Distributor promptly for processing at the public offering price next determined after receipt of such orders by Dealer, as described in the applicable Prospectus. All orders individually or with a combined total greater than the amount set out in Schedule C, per Fund, are subject to the provisions set forth in Sections 1.c.(i) and 1.c.(ii) hereof. Dealer represents that it has implemented, and will continue to maintain, procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and any relevant SEC staff positions or interpretations.

(iv)          Dealer agrees not to withhold placing orders for Shares with the Distributor for Dealer’s own benefit.

(v)           Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish the Distributor or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/SERV Networking program, it will provide the Distributor with all necessary information to comply properly with all applicable federal, state and local reporting requirements, including, without limitation, backup and nonresident alien withholding requirements for its customer accounts. Dealer represents and agrees that all Taxpayer Identification Numbers (“TINs”) provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/SERV Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including, without limitation, redemptions and exchanges.

(vi)          Dealer agrees to cooperate with reasonable requests of any Fund(s) in connection with the solicitation of proxies and agrees to make reasonable efforts to obtain proxies from its Customers with respect to Shares it holds on behalf of Customers, including by distributing or causing to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi- annual and annual shareholder reports and any other materials in compliance with applicable legal requirements, except to the extent that the Distributor expressly undertakes in writing to do so on Dealer’s behalf.

(vii)         Dealer agrees to send to its customers confirmations of transactions in Shares that satisfy the requirements of Rule 10b-10 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(viii)        Dealer agrees that payment for Shares ordered from or purchased through the Distributor shall be in Fed Funds, New York clearinghouse or other immediately available funds and that such funds shall be received by the Distributor by the earlier of: (A) the end of the third (3rd) business day following Dealer’s receipt of the customer’s order to purchase such Shares; or (B) the settlement date established in accordance with Rule 15c6-1 under the Exchange Act. If such payment is not received by the Distributor by such date, Dealer shall forfeit its right to any compensation with respect to such order, and the Distributor reserves the right, without notice, to cancel the sale, or, at its option (in the case of Open- End Funds), to sell the Shares ordered back to the Fund, in which case the Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by the Distributor resulting from Dealer’s failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

(ix)           Dealer agrees that it assumes responsibility for any loss to the Fund caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order to the extent such order correction was not based on Distributor’s negligence. Dealer further agrees that it will immediately pay such loss to the Fund upon notification.

(x)            Dealer agrees that, in connection with orders for the purchase of Shares on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer will act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer will not place such an order with the Distributor until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan account.

(xi)           Dealer agrees that it will bear all out-of-pocket expenses incurred by it in connection with its duties and activities under this Agreement.

(xii)          Dealer agrees that this Agreement is in all respects subject to the Rules of the Financial Industry Regulatory Authority (“FINRA”) and such Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that it is solely responsible for all suitability determinations with respect to offers and sales of Shares (and classes thereof) of the Funds to Dealer’s customers and that the Distributor has no responsibility for the manner of Dealer’s performance of, or for Dealer’s acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

(xiii)         Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of Shares (or classes thereof).

c.             Estimate Requirements

(i)            Dealer, or in the event that Dealer employs agents, Dealer’s agent, agrees to notify Distributor of all orders individually or with a combined total per Fund, greater than the amount set by Distributor as listed in Schedule C, for all applicable Funds. Dealer shall provide the notice on the trade date of the order, prior to the telephone cut-off times of each respective Fund as listed in the Prospectus.

(ii)           Failure, by Dealer or any of Dealer’s agents, to adhere to the requirements set forth in Section 1.c.(i) may lead to rejection of purchase or exchange order(s) and possibly suspension or termination of trading privileges for the Dealer or registered agent of record on such accounts.

d.             Multiple Classes of Shares; Reduced Sales Charges

(i)            Dealer acknowledges that the Funds may offer multiple classes of Shares, including classes with different sales charges, fees payable under a Distribution and/or Shareholder Services

Plan (as described below) adopted pursuant to Rule 12b-1 under the Investment Company Act, or other operating expenses. Dealer will act in good faith in advising Customers with respect to the relative characteristics and risks of each class of Shares offered through Dealer and as to the availability of any waivers or reductions in sales charges.

(ii)           In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, “discounts”) may be available to its customers purchasing Shares. Dealer agrees to: (A) ensure that its registered representatives and other personnel or agents engaged in the offer and sale of Shares of the Funds understand the terms of the offerings and discounts as set forth in the Funds’ Prospectuses; (B) ensure that its personnel processing orders with respect to Shares are appropriately trained in order to ensure that the information pertaining to all aspects of an order, including any applicable discounts, is accurately transmitted in a manner readily retrievable by the Fund, or its clearing firm, as applicable; (C) ascertain the information that should be recorded on its books and records, which is necessary in determining the availability and appropriate level of discounts; (D) inform its customers of applicable discount opportunities and inquire about any positions or transactions away from Dealer that should be considered in connection with a pending transaction; and (E) advise the Distributor, contemporaneously with each purchase, as to amounts of any and all purchases of Shares made by Dealer, as agent for its customers, qualifying for discounts. Dealer further agrees that it will not combine customer orders to reach “breakpoints” in commissions or other applicable discounts for any purposes whatsoever, unless authorized by the Prospectus in respect of Shares of a particular class or by the Distributor in writing.

(iii)          Dealer agrees that it has, and will maintain, appropriate and adequate written supervisory procedures, controls, and exception reports to ensure that Dealer’s customers receive all available discounts. Dealer agrees that Distributor is under no obligation to ensure Dealer is appropriately seeking and applying available discounts.

e.             Dealer Compensation

(i)            In return for providing the services set forth in this Agreement, Dealer shall be entitled to any concessions, commissions and/or sales charges set forth in the Prospectus of the applicable Fund or class thereof, which shall be calculated, accrued and paid in accordance with the terms and provisions of the applicable Distribution and/or Shareholder Servicing Plan and, to the extent not inconsistent, Schedule B to this Agreement. Dealer acknowledges and agrees that (A) with respect to Shares of any Open-End Fund, any compensation to be paid for performing distribution-related services and shareholder services shall be paid pursuant to the applicable Distribution and/or Shareholder Services Plan, and (B) with respect to Shares of any Closed-End Fund, any compensation to be paid for performing distribution-related services and/or shareholder services shall be paid pursuant to the terms described in such Fund’s Prospectus. In determining the amount payable to Dealer hereunder, the Distributor reserves the right to exclude any sales that it reasonably determines are not made in accordance with the terms of the Prospectus and/or provisions of this Agreement.

(ii)           Dealer acknowledges and agrees that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including payments made pursuant to Rule 12b-1 under the Investment Company Act and the Fund’s Distribution and/or Shareholder Services Plan or other dealer compensation, by amendment, sticker or supplement to the Prospectus for such Fund. The Distributor shall have no obligation to pay any compensation to Dealer for the sale of Shares of a Fund, whether pursuant to Rule 12b-1 under the Investment Company Act and the Fund’s Distribution and/or Shareholder Services Plan or otherwise, unless and until the Distributor receives the related compensation from the Fund, and the Distributor’s liability to Dealer for such payments is limited solely to the related compensation that the Distributor receives from such Fund. In the event that any payment of compensation from a Fund to Distributor is directly or indirectly limited, restricted, prohibited or terminated for any reason, the Distributor may reduce or eliminate such fee to the extent payable to Dealer.

(iii)          Dealer shall provide to Distributor and each Fund such information as shall reasonably be requested by any of them with respect to the compensation paid to Dealer in connection with this Agreement, as well as any other information as is reasonably necessary to permit the Board of Trustees/Directors of the applicable Fund to consider and make decisions relating to the applicable Distribution and/or Shareholder Servicing Plan. Dealer acknowledges that it is reasonable for Distributor and each Fund to request that Dealer provide written reports from time to time of the amounts of compensation paid to Dealer under the Agreement and the purposes for which such compensation was used. Dealer agrees to provide any additional information and/or materials reasonably requested by Distributor and/or a Fund in connection with any periodic due diligence and compliance reviews conducted by Distributor or the Funds.

f.              Redemptions, Repurchases and Exchanges of Open-End Funds

(i)            Dealer agrees that it will not make any representations to shareholders or its customers relating to the redemption of Shares other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Open-End Fund to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable redemption fee, determined after receipt of the order as discussed in the Prospectus.

(ii)           Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by an Open-End Fund for redemption or repurchase, i.e., at the net asset value of such Shares, less any applicable redemption fee, in accordance with the Open-End Fund’s Prospectus. Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to an Open-End Fund at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Shares.

(iii)          Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by the Distributor within the time customary or required by law, the redemption may be canceled without any responsibility or liability on the Distributor’s part or on the part of any Open-End Fund, or the Distributor, at its option, may buy the shares redeemed on behalf of the Open-End Fund, in which latter case the Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by the Distributor resulting from the Distributor’s failure to settle the redemption.

(iv)          Dealer agrees that if any Share is repurchased by any Open-End Fund or is tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order from Dealer, Dealer shall forfeit its right to any compensation with respect to such Share and shall forthwith refund to the Distributor the full compensation, if any, paid to Dealer on the original sale. The Distributor agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

(v)           Dealer agrees to promptly and fully cooperate with any request made by Distributor or the Funds to address issues regarding short-term trading of Shares and other abusive trading practices, including “market timing.”, detected by Distributor or the Funds and in accordance with the applicable provisions of Rule 22c-2. Dealer shall promptly report to Distributor or the applicable Fund any known or suspected violation of Fund policies (as set forth in the applicable Prospectuses) or applicable law regarding (i) the timing of orders and pricing of Shares or (ii)            short-term trading, market timing or other abusive trading practices.

g.             Repurchases and Tender Offers of Closed-End Funds

(i)            Dealer agrees that Shares of a Closed-End Fund will not be repurchased by either the Closed-End Fund (other than through tender offers from time to time, if any) or the Distributor, and that no secondary market for the Shares of the Closed-End Fund exists currently or is expected to develop. Dealer further agrees that, in the event any purchase order for shares of a Closed-End Fund is canceled after confirmation by the Distributor, such Shares may not be repurchased, remarketed or otherwise disposed of by or through the Distributor.

(ii)           Dealer agrees that, while a Closed-End Fund may consider tendering for all or a portion of its Shares on a periodic basis, there is no assurance that the Closed-End Fund will tender for Shares at any time, or that, following such a tender, Shares tendered will be repurchased by the Closed-End Fund. Dealer further agrees that, as set forth in the applicable Closed-End Fund’s Prospectus, under certain circumstances an early withdrawal charge payable to the Distributor may be imposed on Shares accepted for tender. Any representation as to a tender offer by a Closed-End Fund, other than as set forth in the Closed-End Fund’s Prospectus, is expressly prohibited.

h.             Fund Information

(i)            Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund’s Prospectus or in materials provided by the Distributor.

(ii)           The Distributor will supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information. Dealer agrees to use only advertising or sales material relating to the Funds that: (A) is supplied by the Distributor, or (B) conforms to the requirements of all applicable laws or regulations of any government or authorized agency having jurisdiction over the offer or sale of Shares of the Funds and is approved in writing by the Distributor in advance of its use. Such approval may be withdrawn by the Distributor in whole or in part upon written notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales bulletins and advertising. Dealer is not authorized to modify or translate any such materials without the Distributor’s prior written consent.

SECTION 2.          REGISTRATION OF SHARES

a.             The Distributor acts solely as agent for the Funds and the Distributor shall have no obligation or responsibility with respect to Dealer’s right to purchase or sell Shares in any jurisdiction.

b.             The Distributor shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. The Distributor shall have no obligation to make such notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

c.             Dealer agrees not to effect transactions for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

d.             The Distributor shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer’s personnel engaged in selling Shares.

e.             Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction, except with the express written consent of the Distributor.

SECTION 3.          INDEMNIFICATION

a.             Dealer agrees to indemnify, defend and hold harmless the Distributor and the Funds and their predecessors, successors, permitted assignees and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by the Distributor from any and all losses, claims, liabilities, costs, and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (A) any alleged violation of any statute or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that the Distributor’s negligence or failure to follow correct instructions received from Dealer is the cause of such loss, claim, liability, cost or expense); (B) any redemption or exchange pursuant to instructions received from Dealer or its directors, partners, affiliates, officers, employees or agents; (C) incorrect investment instructions received by the Distributor from Dealer; (D) any information, advertising or sales material that is furnished to any person, published or used without Distributor’s prior written consent; or (E) the breach by Dealer of any of its representations and warranties specified herein or the Dealer’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, permitted assignees or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer.

b.             The Distributor agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors, permitted assignees and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Dealer from any and all losses, claims liabilities, costs and expenses, including attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (A) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by the Distributor to the Dealer, or (B) the breach by the Distributor of any of its representations and warranties specified herein or the Distributor’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by the Distributor or its predecessor, successor, permitted assignee or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by the Distributor.

c.             Dealer agrees to notify the Distributor, within a reasonable time, of any claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who “controls” Dealer, within the meaning of Section 15 of the Securities Act of 1933, as amended.

SECTION 4.          TERMINATION; AMENDMENT

a.             Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify the Distributor promptly in writing of any such action or event.

b.             Each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was delivered in accordance with Section 15 of this Agreement.

c.             This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

d.             The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by the Distributor.

e.             Upon thirty (30) days prior written notice to the other party, either party may assign or transfer this Agreement to any successor in interest, its affiliates, subsidiaries, and companies under common control. The Distributor may also transfer any of its duties under this Agreement to any entity that controls or is under common control with the Distributor.

f.              This Agreement may be amended by the Distributor at any time by written notice to Dealer. The placement of an order or the acceptance of payment of any kind by the Dealer after the effective date and receipt of notice of such amendment shall constitute Dealer’s acceptance of such amendment.

SECTION 5.          REPRESENTATIONS AND WARRANTIES

a.             The Distributor represents and warrants that:

(i)            It is a corporation duly organized and existing and in good standing under the laws of the state of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

(ii)           It is a member in good standing of FINRA.

(iii)          It is empowered under applicable laws and by the Distributor’s organizational documents to enter into this Agreement and perform all duties and activities of the Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting the Distributor’s ability to perform under this Agreement.

(iv)          All requisite actions have been taken to authorize the Distributor to enter into and perform this Agreement.

b.             In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

(i)            It is a broker-dealer registered with the SEC, a member in good standing of FINRA, licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds, and each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds.

(ii)           It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

(iii)          It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all duties and activities of the Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iv)          All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v)           It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under any state or federal securities laws, rules or regulations.

(vi)          It has, and will maintain during the term of this Agreement, appropriate broker’s blanket bond insurance policies covering any and all acts of Dealer’s partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify the Distributor and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer’s partners, directors, officers, employees, and agents.

c.             Dealer agrees that, it will promptly notify, and in any event within ten (10) days, Distributor (i) if any of the representations or warranties set forth in this Section 5 at any time ceases to be true or any claim or complaint or any enforcement action or other proceeding is initiated with respect to any Shares against Dealer or its partners, affiliates, officers, directors, employees or agents and (ii) of any material compliance matters related to Dealer’s duties and obligations hereunder.

SECTION 6.         ANTI-MONEY LAUNDERING; BUSINESS CONTINUITY RESPONSIBILITY

a.             Dealer agrees that it will comply with all applicable anti-money laundering laws, regulations, and government guidance, including cash and suspicious activity reporting, customer identification programs and recordkeeping requirements, and has implemented and will continue to maintain adequate policies, procedures and internal controls to ensure compliance with such laws, regulations and guidance. Dealer will provide the Distributor, upon request and within a reasonable time, copies of its anti-money laundering compliance programs or materials, including policies and procedures for complying with the applicable anti-money laundering laws and regulations, “Know Your Customer” and/or customer identification policies and procedures, and procedures for identifying and reporting suspicious transactions. Any such request for information shall not in any way impose any obligation upon the Distributor to review or ensure the accuracy or adequacy of any of Dealer’s policies or procedures.

b.             Dealer shall establish, implement and maintain a business continuity policy designed to ensure the preservation and continued functioning of essential data, systems and other related business functions, and the maintenance of necessary services and activities. Such policy shall also be designed to ensure the timely recovery of any essential data, systems and functions and the timely resumption of Dealer’s services and activities in the event of an interruption to its systems and processes. Dealer shall maintain a log of all events that affect the continued functioning of its systems and processes. Dealer shall advise the Distributor and/or a Fund promptly in the event of an interruption to its systems and services and the actions proposed or implemented to minimize the interruption.

c.             To the extent permitted under applicable law, Dealer agrees to notify the Distributor and/or the applicable Fund promptly, and to provide all relevant information available to Dealer, if it becomes aware of any activity or pattern of activity in connection with transactions in Shares that is suspicious or that may require further review to determine whether it is suspicious. If Dealer becomes aware that a Customer barred by applicable law from owning Shares has obtained or owns a beneficial interest in Shares through Dealer, Dealer will take such actions and make such reports as authorized or required by applicable law.

d.             Upon reasonable request and notice to Dealer, Dealer will (i) permit Distributor to review information, controls and procedures employed by Dealer to fulfill its duties and activities under this Agreement, (ii) grant reasonable access to Dealer’s personnel and records to allow Distributor to assess the quality and nature of Dealer’s services under this Agreement, and (iii) provide records to verify amounts payable or owed to Dealer under this Agreement. In this connection, Distributor and its representatives will comply with all reasonable security and confidentiality procedures established by Dealer. Upon Distributor’s request, Dealer will provide copies to Distributor of third party audit reports of Dealer’s operational controls (e.g., SSAE-16, SOC-1, FICCA, etc.).

SECTION 7.          PRIVACY

Dealer represents that it has adopted and implemented, and will continue to maintain, procedures to safeguard customer information and records that are reasonably designed to: (A) ensure the security and confidentiality of customer records and information; (B) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (C) protect against unauthorized access to or use of customer records or information; (D) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (E) otherwise ensure Dealer’s compliance with SEC Regulation S-P.

SECTION 8.          NON-EXCLUSIVE

The Distributor may enter into other similar servicing agreements with any other person(s) without the consent of Dealer.

SECTION 9.          OFFSET; GOVERNING LAW

a.             Should any of Dealer’s compensation accounts with the Distributor have a debit balance, or should Dealer otherwise owe any amounts to the Distributor, the Distributor shall be permitted to offset and recover the amount owed from any account Dealer has with the Distributor, without notice or demand to Dealer.

b.             This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, without reference to the choice-of-law principles thereof.

SECTION 10.       INVESTIGATIONS AND PROCEEDINGS

Distributor and Dealer agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 11.       CAPTIONS

All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

SECTION 12.       ENTIRE UNDERSTANDING

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements, if any. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by the Distributor.

SECTION 13.       SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law and regulation. If, however, any provision of this Agreement is held under applicable law or regulation to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired.

SECTION 14.       SURVIVAL

The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 3 hereof, shall survive any termination of this Agreement.

SECTION 15.       NOTICES

Unless otherwise agreed to by both parties, all notices under this Agreement will be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, e-mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to the Distributor at its offices, located at 805 King Farm Blvd., Suite 600, Rockville, MD 20850, and all notices to Dealer shall be given or sent to Dealer at the Dealer’s address shown below.

SECTION 16.       OPERATIONAL CONTACTS

In connection with any day-to-day communications in relation to this Agreement the operational contact for each party shall be:

OneAmerica Securities Inc./ American United Life Insurance Company

Operational Contact name:	Greg Quick

Phone:	317-285-2623

Fax:

Email:	investments.rs@oneamerica.com

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

Operational Contact name:	Dealer Services

Phone:	800-783-5608

Fax:	301-296-5111

Email:	IS@guggenheiminvestments.com

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By:	/s/ Kevin McGovern
(Signature)
Name:	Kevin McGovern
Title:	Vice President

American United Life Insurance Company

By:	/s/ Robert W. Schaffernoth
(Signature)
Name:	Robert W. Schaffernoth
Title:	RS VP, Client Administration

Address: OneAmerica Square, Indianapolis, IN 46206

Telephone: 317-285-1411

E-Mail: Rob.Schaffernoth@oneamerica.com

FINRA CRD # 24913

Date:	10/26/2022

OneAmerica Securities Inc.

By:	/s/ Matthew T. Fleetwood
(Signature)
Name:	Matthew Fleetwood
Title:	President

Address: OneAmerica Square, Indianapolis, IN 46206

Telephone: 317-285-1106

E-Mail: Matt.Fleetwood@oneamerica.com

FINRA CRD # 24913

Date:	10/26/2022

SCHEDULE A DATED 10/26/2022 TO THE
GUGGENHEIM INVESTMENTS FAMILY OF FUNDS
DEALER AGREEMENT

The Dealer shall make the following Share Classes for each Fund in the following Trusts available:

Guggenheim Funds Trust

A Class

C Class

Institutional Class

P Class

R6 Class

Transparent Value Trust

A Class

C Class

Institutional Class

P Class

SCHEDULE B DATED 10/26/2022

TO THE

DEALER AGREEMENT DATED 10/26/2022

BETWEEN

GUGGENHEIM FUNDS DISTRIBUTORS, LLC,

American United Life Insurance Company

AND

OneAmerica Securities Inc.

Distribution and Service Fees. The following fees are due and payable monthly pursuant to Section 2.e. of the DEALER AGREEMENT between GUGGENHEIM FUNDS DISTRIBUTORS, LLC (the “Distributor”) and American United Life Insurance Company and OneAmerica Securities Inc..

Distribution Fees
	(pursuant to	Shareholder
Class	Rule 12b-1)	Service Fees	Total
Investor	None	None	None

A	0.25% (25 basis	None	0.25% (25 basis
	points)		points)
C	0.75% (75 basis	0.25% (25 basis	1.00% (100 basis
	points)	points)	points)
H	None	0.25% (25 basis	0.25% (25 basis
		points)	points)
P	0.25% (25 basis	None	0.25% (25 basis
	points)		points)
Institutional	None	None	None

Money Market	None	None	None

R6	None	None	None

In no event will the fee for performing distribution-related services exceed 0.25% (25 basis points) of average daily net assets with respect to A-Class and P-Class Shares, or 0.75% (75 basis points) of average daily net assets with respect to C-Class Shares. In addition, in no event will the fee for performing shareholder services exceed 0.25% (25 basis points) of average daily net assets with respect to H-Class and C-Class Shares. To the extent the Distributor waives any payments payable to the Distributor under the applicable distribution plan adopted under Rule 12b-1 of the Investment Company Act or for the other reasons set forth in this Agreement, the amounts payable to Dealer will also be reduced.

For the avoidance of doubt, no compensation paid under this agreement for shareholder services shall be duplicative of compensation paid under a separate Shareholder Services Agreement.

Agreed to and accepted by:

GUGGENHEIM FUNDS DISTRIBUTORS, LLC	OneAmerica Securities Inc.
Signature:	/s/ Kevin McGovern	Signature:	/s/ Matthew T. Fleetwood

Print Name:	Kevin McGovern	Print Name:	Matthew Fleetwood
Title:	Vice President	Title:	President
Date:	11/10/2022	Date:	10/26/2022

American United Life Insurance Company
Signature:	/s/ Robert W. Schaffernoth
Print Name:	Robert W. Schaffernoth
Title:	RS VP, Client Administration
Date:	10/26/2022

SCHEDULE C DATED - 10/26/2022 TO THE

DEALER AGREEMENT DATED 10/26/2022

BETWEEN

GUGGENHEIM FUNDS DISTRIBUTORS, LLC,

American United Life Insurance Company

AND

OneAmerica Securities Inc.

Estimate Requirements. For purposes of executing Section 1.c.(i). of the DEALER AGREEMENT between GUGGENHEIM FUNDS DISTRIBUTORS, LLC (the “Distributor”), American United Life Insurance Company and OneAmerica Securities Inc. (the “Dealer”), the Distributor has determined the following:

The Distributor reserves the right to adjust the required estimate amount from time to time, as necessary. Distributor will promptly notify Dealer of any subsequent change in the required estimate amount.

The Estimate Requirement does not apply with respect to orders for those fund registered under the Guggenheim Funds Trust or Transparent Value Trust.

Agreed to and accepted by:

GUGGENHEIM FUNDS DISTRIBUTORS, LLC	OneAmerica Securities Inc.
Signature:	/s/ Kevin McGovern	Signature:	/s/ Matthew T. Fleetwood
Print Name:	Kevin McGovern	Print Name:	Matthew Fleetwood
Title:	Vice President	Title:	President
Date:	11/10/2022	Date:	10/26/22

American United Life Insurance Company
Signature:	/s/ Robert W. Schaffernoth
Print Name:	Robert W. Schaffernoth
Title:	RS VP, Client Administration
Date:	10/26/2022

SCHEDULE D DATED-10/26/2022

TO THE

DEALER AGREEMENT DATED 10/26/2022

BETWEEN

GUGGENHEIM FUNDS DISTRIBUTORS, LLC,

American United Life Insurance Company

AND

OneAmerica Securities Inc.

Each Guggenheim Fund is registered and its Shares are qualified for sale in the following states a nd jurisdictions1 as of- 10/26/2022.

Alabama Alaska		Nebraska New Hampshire
Arizona		New Jersey
Arkansas California		New York Nevada
Colorado		New Mexico
Connecticut Delaware		North Carolina North Dakota
Florida		Ohio
Georgia Hawaii		Oklahoma Oregon
Idaho		Pennsylvania
Illinois Indiana		Puerto Rico Rhode Island
Iowa		South Carolina
Kansas		South Dakota
Kentucky Louisiana		Tennessee Texas
Maine		Utah
Maryland Massachusetts		Vermont Virginia
Michigan		Washington
Minnesota Mississippi		West Virginia Wisconsin
Missouri		Wyoming
Montana	Guam	District of Columbia

1 We assume no responsibility or obligation as to your right to offer or sell Shares in any state or jurisdiction.